ARTICLES OF RESTATEMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                              FORELAND CORPORATION


      The undersigned, pursuant to the Nevada Revised Statutes, hereby adopt the following restated articles of incorporation of Foreland Corporation (referred to herein as the "Corporation"), which articles of incorporation were originally filed with the state of Nevada on June 12, 1985.

1.   The name of the Corporation is:  Foreland Corporation

2.   The text of the restated articles of incorporation is as follows:


                                   ARTICLE I

                                      NAME


     The name of the Corporation shall be:

                              Foreland Corporation


                                   ARTICLE II

                                    PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.


                                  ARTICLE III

                                 CAPITAL STOCK

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The Common Stock shall be non-assessable and shall not have cumulative voting rights.

          (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated.
     All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

               (i) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

               (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

               (iii) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

               (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

               (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

               (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

               (vii) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

      (b)  Common Stock.

          (i) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph
     (a)(ii) of this Article, if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

          (ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each, and

          (iii) no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                   ARTICLE IV

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Director of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.


                                   ARTICLE V

                       OFFICERS' AND DIRECTORS' CONTRACTS

     No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.


                                   ARTICLE VI

                        ADOPTION AND AMENDMENT OF BYLAWS

    The initial bylaws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the holders of common stock of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these articles of incorporation.


                                  ARTICLE VII

                          REGISTERED OFFICE AND AGENT

    The address of the Corporation's registered office and the name of the registered agent at the address in the state of Nevada is:

                    The Corporation Trust Company of Nevada
                             One East First Street
                               Reno, Nevada 89501

   Either the registered office or the registered agent may be changed in the manner provided for by law.


                                  ARTICLE VIII

                                   DIRECTORS

     The Corporation shall not have fewer directors than the number of shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the board of directors in accordance with Section78.330 of the Nevada Revised Statutes or any amendment or successor statute.

     The name and address of each person who currently serves as a director of the Corporation, to each serve until the expiration of his or her respective term and until his or her successor is elected and shall qualify, is as follows:

Name                     Address

N. Thomas Steele         12596 West Bayaud, Suite 300
                         Lakewood, Colorado 80228-2019

Grant Steele             12596 West Bayaud, Suite 300
                         Lakewood, Colorado 80228-2019

Kenneth L. Ransom        12596 West Bayaud, Suite 300
                         Lakewood, Colorado 80228-2019

Bruce C. Decker          2561 South 1560 West, Suite 200
                         Woods Cross, Utah  84087


                                    ARTICLE IX

                              REMOVAL OF DIRECTORS

      Subject to the rights of the holders of any Preferred Stock then outstanding, the stockholders may remove one or more directors at a meeting of stockholders called expressly for the purpose of removing directors, as stated in the notice of meeting, with or without cause, on the affirmative vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors. In the event that cumulative voting for directors is permitted pursuant to these articles of incorporation, then no director may be removed except upon the vote of stockholders owning sufficient shares to have prevented such director's election to office in the first instance.


                                   ARTICLE X

                            LIMITATION ON LIABILITY
                           OF DIRECTORS AND OFFICERS

      To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or
(b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.


3. The foregoing Restated Articles of Incorporation contain amendments to the Articles of Incorporation that were adopted by the shareholders of the Corporation on August 12, 1997, pursuant to section 78.380 et.seq. of the Nevada Revised Statutes. The Corporation has two classes of shares issued and outstanding, that being Common Stock and Preferred Stock. The Common Stock and the Preferred Stock vote together as a single class. On June 4, 1997, the Corporation had 7,358,139 shares of issued and outstanding Common Stock, each share entitled to cast one vote, and 818,470 shares of voting Preferred Stock, entitled to cast an aggregate of 272,824 votes of which the shareholders voted in favor of adoption of the following provisions as set forth below:

     (a) Make general modernizing changes to delete those provisions in the articles that are no longer required or permitted under applicable law, to identify the current directors, and to adopt Article IX, which parallels current Nevada corporation law; and

          For    5,005,119      Against      461,167

     (b) Eliminate the personal liability of directors in certain circumstances

          For    4,933,016      Against      540,297

     By executing these Restated Articles of Incorporation the president and the secretary do hereby certify that on August 12, 1997 the foregoing amendments were authorized and approved pursuant to section 78.390 of the Nevada Revised Statutes. The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

DATED this           day of September, 1997.

FORELAND CORPORATION


By:   /s/ N. Thomas Steele                   By:   /s/ Kenneth L. Ransom
   N. Thomas Steele, President                  Kenneth L. Ransom, Secretary



STATE OF COLORADO       )
                        :ss
COUNTY OF JEFFERSON     )

      On this        day of September 1997, personally appeared before me, the
undersigned, a notary public, N. Thomas Steele and Kenneth L. Ransom, who being first duly sworn, declared they are the president and secretary, respectively, of Foreland Corporation, acknowledged that they signed the forgoing Restated Articles of Incorporation, and verified that the statements contained therein are true.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/ Notary Public
                                        Notary Public